Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

UroGen Pharma Ltd.

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares, par value NIS 0.01 per share, to be issued pursuant to future awards under the UroGen Pharma Ltd. 2017 Equity Incentive Plan (the “2017 Plan”)	457(c); 457(h)	800,000 shares(2)	$14.705(3)	$11,764,000.00(3)	0.00014760	$1,736.37
Equity	Ordinary Shares, par value NIS 0.01 per share, to be issued pursuant to future awards under the UroGen Pharma Ltd. 2019 Inducement Plan (the “Inducement Plan”)	457(c); 457(h)	600,000 shares(4)	$14.705(3)	$8,823,000.00(3)	0.00014760	$1,302.27

Total Offering Amounts			1,400,000 shares		$20,587,000.00		$3,038.64

Total Fee Offsets							$0.00

Net Fee Due							$3,038.64

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of UroGen Pharma Ltd.’s (the “Registrant”) Ordinary Shares (“Ordinary Shares”) that become issuable under the 2017 Plan and the Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents additional Ordinary Shares authorized for issuance under the 2017 Plan pursuant to an amendment to such plan that was approved by the Registrant’s shareholders on August 6, 2024.

(3)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based on the average of the high and low sale prices per Ordinary Share as reported by The Nasdaq Global Market on August 8, 2024.

(4)

Represents additional Ordinary Shares authorized for issuance under the Inducement Plan pursuant to an amendment to such plan approved by the Registrant’s Board of Directors on June 14, 2024. The Inducement Plan was approved by the Registrant’s Board of Directors without shareholder approval pursuant to Nasdaq Listing Rule 5635(c)(4).